                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR15




                                FINAL TERM SHEET



                           [INDYMAC BANK, F.S.B. LOGO]



                          $1,263,074,100 (APPROXIMATE)




                                INDYMAC MBS, INC.
                                    DEPOSITOR


                              INDYMAC BANK, F.S.B.
                          SPONSOR, SELLER AND SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 29, 2006

                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR15

DISTRIBUTIONS ARE PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH, BEGINNING JUNE 26, 2006

The following classes of certificates being offered pursuant to this free writing prospectus and the accompanying prospectus:


                        INITIAL CLASS                                             INITIAL CLASS
                         CERTIFICATE        PASS-THROUGH                           CERTIFICATE        PASS-THROUGH
CLASS                    BALANCE(1)           RATE(2)        CLASS                 BALANCE(1)           RATE(2)
--------------          -------------       ------------     -----------          --------------      ------------
Class A-1               $750,000,000          Floating       Class M-5             $5,078,000           Floating
Class A-2               $319,361,000          Floating       Class M-6             $4,443,000           Floating
Class A-3               $118,817,000          Floating       Class M-7             $4,443,000           Floating
Class A-R                   $100              Floating       Class M-8             $4,443,000           Floating
Class M-1                $6,982,000           Floating       Class M-9             $4,443,000           Floating
Class M-2                $14,598,000          Floating       Class M-10            $4,443,000           Floating
Class M-3                $10,790,000          Floating       Class M-11            $6,347,000           Floating
Class M-4                $8,886,000           Floating


----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on LIBOR.

                                     SUMMARY

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust 2006-AR15, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

TRUSTEE AND SWAP TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration [IN06AF], and its telephone number is (714) 247-6000. The trustee and swap trustee is an affiliate of Deutsche Bank Securities Inc. (the underwriter) and Deutsche Bank AG New York Branch (the swap counterparty).

SWAP COUNTERPARTY

Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany. The principal executive office of the swap counterparty is located at 60 Wall Street, New York, New York 10005. The swap counterparty is an affiliate of Deutsche Bank National Trust Company and Deutsche Bank Securities Inc.

THE NIM INSURER

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM INSURER." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of May 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about May 30, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on a specified index. The percent of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate period is expected to be approximately as follows:

                               PERCENT OF
                              CUT-OFF DATE
         FIXED RATE          POOL PRINCIPAL
      PERIOD (MONTHS)         BALANCE (%)
---------------------------------------------
           36                   4.35%
           60                   69.40%
           84                   26.25%

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

   Aggregate Stated
     Principal Balance..............$1,269,421,177
   Geographic
     Concentrations in
     excess of 10%:
     California.............................44.32%
   Weighted Average
      Original LTV Ratio....................75.97%
   Weighted Average
      Mortgage Rate.........................6.789%
   Range of Mortgage Rates........5.000% to 9.500%
   Average Current
      Principal Balance...................$307,440
   Range of Current
      Principal Balances.....$30,000 to $1,995,000
   Weighted Average
      Remaining Term to
      Maturity..........................359 months
   Weighted Average FICO
      Credit Score.............................705
   Weighted Average Gross
      Margin................................2.903%
   Weighted Average
      Maximum Mortgage
      Rate.................................11.915%
   Weighted Average
      Minimum Mortgage
      Rate..................................2.903%
   Range of Months to Next
      Mortgage Rate
      Adjustment...........................9 to 85

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue 18 classes of certificates, 15 of which are offered by this free writing prospectus:


                          INITIAL                                                           FINAL
                           CLASS                                                          SCHEDULED    EXPECTED FINAL INITIAL RATING
                        CERTIFICATE                                                      DISTRIBUTION   DISTRIBUTION   S&P/ MOODY'S
           CLASS        BALANCE (1)                           TYPE                           DATE         DATE (2)          (3)
--------------------    --------------   ----------------------------------------------  ------------   ------------- --------------
OFFERED CERTIFICATES
A-1.................      $750,000,000   Senior/Super Senior/Floating Pass-Through Rate  July 1, 2036  February 2013      AAA/Aaa
A-2.................      $319,361,000   Senior/Super Senior/Floating Pass-Through Rate  July 1, 2036  February 2013      AAA/Aaa
A-3.................      $118,817,000     Senior/Support/Floating Pass-Through Rate     July 1, 2036  February 2013      AAA/Aaa
A-R.................              $100        Senior/REMIC Residual/Variable Rate        July 1, 2036    June 2006        AAA/Aaa
M-1.................        $6,982,000       Subordinate/Floating Pass-Through Rate      July 1, 2036  February 2013      AAA/Aa1
M-2.................       $14,598,000       Subordinate/Floating Pass-Through Rate      July 1, 2036  February 2013      AA+/Aa1
M-3.................       $10,790,000       Subordinate/Floating Pass-Through Rate      July 1, 2036  February 2013      AA+/Aa2
M-4.................        $8,886,000       Subordinate/Floating Pass-Through Rate      July 1, 2036  February 2013      AA/Aa3
M-5.................        $5,078,000       Subordinate/Floating Pass-Through Rate      July 1, 2036  February 2013      AA-/A1
M-6.................        $4,443,000       Subordinate/Floating Pass-Through Rate      July 1, 2036  February 2013      AA-/A2
M-7.................        $4,443,000       Subordinate/Floating Pass-Through Rate      July 1, 2036   January 2013       A/A3
M-8.................        $4,443,000       Subordinate/Floating Pass-Through Rate      July 1, 2036    July 2012        A/Baa1
M-9.................        $4,443,000       Subordinate/Floating Pass-Through Rate      July 1, 2036   January 2012     BBB+/Baa2
M-10................        $4,443,000       Subordinate/Floating Pass-Through Rate      July 1, 2036     May 2011       BBB+/Baa3
M-11................        $6,347,000       Subordinate/Floating Pass-Through Rate      July 1, 2036    July 2010       BBB-/Ba2
NON-OFFERED
  CERTIFICATES (4)
Class P-1...........        N/A                               N/A                            N/A            N/A
Class P-2...........        N/A                               N/A                            N/A            N/A
Class C.............        N/A                               N/A                            N/A            N/A


 -------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The expected final distribution date is based upon (a) an assumed rate of prepayments equal to 100% PPC, (b) modeling assumptions used in this free writing prospectus, as described under "Yield, Prepayment and Weighted Average Life--Weighted Average Life" in this free writing prospectus and
     (c) assuming the optional termination is exercised by the servicer at the earliest possible distribution date as described in this free writing prospectus under "Description of the Certificates--Optional Termination."

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("MOODY'S"). The ratings set forth above do not take into account the existence of the swap contracts. These ratings may be lowered at any time.

(4) The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The Class P-1 Certificates will be entitled to any hard prepayment charges collected on the mortgage loans, and the Class P-2 Certificates will be entitled to any soft prepayment charges collected on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:


                                     PASS-THROUGH RATE       PASS-THROUGH RATE
                        INITIAL     BEFORE AND INCLUDING         AFTER THE                                       INTEREST
                     PASS-THROUGH        THE OPTIONAL             OPTIONAL                                       ACCRUAL
      CLASS            RATE (1)      TERMINATION DATE (2)   TERMINATION DATE (3)   INTEREST ACCRUAL PERIOD      CONVENTION
      -----          -------------   --------------------   --------------------   -----------------------      ----------
OFFERED
CERTIFICATES
A-1...............       5.2913%       LIBOR + 0.12%(4)       LIBOR + 0.24%(4)               (6)              Actual/360 (7)
A-2...............       5.2913%       LIBOR + 0.21%(5)       LIBOR + 0.42%(5)               (6)              Actual/360 (7)
A-3...............       5.3313%       LIBOR + 0.25%(5)       LIBOR + 0.50%(5)               (6)              Actual/360 (7)
A-R...............       6.4121%              (8)                   (8)                      (9)               30/360 (10)
M-1...............       5.3713%       LIBOR + 0.29%(5)      LIBOR + 0.435%(5)               (6)              Actual/360 (7)
M-2...............       5.3813%       LIBOR + 0.30%(5)      LIBOR + 0.450%(5)               (6)              Actual/360 (7)
M-3...............       5.4013%       LIBOR + 0.32%(5)      LIBOR + 0.480%(5)               (6)              Actual/360 (7)
M-4...............       5.4313%       LIBOR + 0.35%(5)      LIBOR + 0.525%(5)               (6)              Actual/360 (7)
M-5...............       5.4813%       LIBOR + 0.40%(5)      LIBOR + 0.600%(5)               (6)              Actual/360 (7)
M-6...............       5.5213%       LIBOR + 0.44%(5)      LIBOR + 0.660%(5)               (6)              Actual/360 (7)
M-7...............       5.5813%       LIBOR + 0.50%(5)      LIBOR + 0.750%(5)               (6)              Actual/360 (7)
M-8...............       6.0813%       LIBOR + 1.00%(5)      LIBOR + 1.500%(5)               (6)              Actual/360 (7)
M-9...............       6.2313%       LIBOR + 1.15%(5)      LIBOR + 1.725%(5)               (6)              Actual/360 (7)
M-10..............       7.0813%       LIBOR + 2.00%(5)      LIBOR + 3.000%(5)               (6)              Actual/360 (7)
M-11..............       7.3313%       LIBOR + 2.25%(5)      LIBOR + 3.375%(5)               (6)              Actual/360 (7)
NON-OFFERED
CERTIFICATES (7)
Class P-1.........           N/A                   N/A            N/A(11)                    (11)                  N/A
Class P-2.........           N/A                   N/A            N/A(11)                    (11)                  N/A
Class C...........           N/A                   N/A            N/A(11)                    (11)                  N/A


-------------------
(1)  Reflects the pass-through rate as of the closing date.

(2) Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.

(3) Reflects the pass-through rate calculation after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.

(4) The pass-through rates on the Class A-1 Certificates adjust monthly based on the level of one-month LIBOR, subject to the net rate cap only if the Class A-1 swap contract terminates early. See "Description of the Certificates--The Swap Contracts." In the event that the Class A-1 swap contract terminates early, the margin listed above for this class of certificates will increase by 0.09% on or before the first possible optional termination date and will increase by 0.18% after the first possible optional termination date. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the net rate cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(6) The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(7) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(8) The pass-through rate for this class of certificates for the interest accrual period for any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(9) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(10) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(11) The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   DESIGNATION                 CLASS OF CERTIFICATES
-----------------     -----------------------------------------------------
     Senior           Class A-1, Class A-2, Class A-3 and
   Certificates:      Class A-R Certificates

  Super Senior        Class A-1 and Class A-2 Certificates
   Certificates:

 Senior Support       Class A-3 Certificates
   Certificates:

  Subordinated        Class M-1, Class M-2, Class M-3,
   Certificates:      Class M-4, Class M-5, Class M-6, Class
                      M-7, Class M-8, Class M-9, Class M-10
                      and Class M-11 Certificates

      LIBOR           Class A-1, Class A-2, Class A-3
   Certificates:      Certificates and Subordinated
                      Certificates

     Offered          Class A-1, Class A-2, Class A-3, Class
   Certificates:      A-R, Class M-1, Class M-2, Class M-3,
                      Class M-4, Class M-5, Class M-6, Class M-7,
                      Class M-8, Class M-9, Class M-10 and Class
                      M-11 Certificates

   Non-offered        Class P-1, Class P-2 and Class C
   Certificates:      Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 Certificates will be entitled to receive hard prepayment charges, and the Class P-2 Certificates will be entitled to receive soft prepayment charges, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans, to the extent the issuing entity is entitled to those prepayment charges. These amounts will not be available for distribution to other classes of certificates.

The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus.

RECORD DATE

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

LIBOR  Certificates:
$25,000 and multiples of $1,000 in excess thereof.
Class A-R Certificates:
$100.

REGISTRATION OF CERTIFICATES

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the LIBOR certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for June 26, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carryover amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the lesser of (1) the applicable annual rate as described in the table on page S-8 for that class of certificates and (2) the net rate cap for that distribution date; provided that the net rate cap will only apply to the Class A-1 Certificates if the Class A-1 swap contract is terminated early. The net rate cap is a limitation generally based on the weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any swap payments owed to the swap counterparty.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract in the manner described in this free writing prospectus.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "INTEREST REMITTANCE AMOUNT." The interest remittance amount for any distribution date will generally consist of the following amounts (after the fees and expenses described under that heading are subtracted):

     o    payments of interest on the mortgage loans less the expense fees;

     o interest collected in connection with prepayments of the mortgage loans;

     o    interest amounts advanced by the servicer;

     o any compensating interest paid by the servicer related to prepayments of the mortgage loans; and

     o liquidation proceeds of the mortgage loans (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

     o    payments of principal of the mortgage loans;

     o    principal advances by the servicer;

     o    prepayments on the mortgage loans;

     o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

     o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

     o    subsequent recoveries with respect to the mortgage loans;

     o liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

     o excess cashflow (to the extent available) to maintain the overcollateralization target amount as described under "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus.

FEES AND EXPENSES

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

     o the servicing fee and additional servicing compensation due to the servicer;

     o    the trustee fee due to the trustee;

     o    any lender paid mortgage insurance premiums;

     o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

     o    net swap payment amounts payable to the swap counterparty;

     o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

     o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF INTEREST DISTRIBUTIONS

In general, on any distribution date, the interest remittance amount will be distributed as follows:

         first, to the swap trust, the amount of any net swap payment due to the swap counterparty and the amount of any swap termination payment due to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) under either the Class A-1 swap contract or the certificate swap contract with respect to that distribution date;

         second, to the senior certificates, current interest and interest carry forward amounts, subject to the allocation set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities;"

         third, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due for each class for that distribution date, subject to the allocations set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this free writing prospectus; and

         fourth, as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Cashflow" below.

PRIORITY OF PRINCIPAL DISTRIBUTIONS

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

     o whether a distribution date occurs before or on or after the "STEPDOWN DATE," which is the earlier of

     o the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

     o the later of (1) the distribution date in June 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

     o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "CUMULATIVE LOSS TRIGGER EVENT"); and

     o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "DELINQUENCY TRIGGER EVENT").

A "TRIGGER EVENT" will have occurred if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

         first, to the Class A-R Certificates until its class certificate balance is reduced to zero;

         second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

         fourth, as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

         first, the senior principal distribution amount concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

         second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until the respective class certificate balances are reduced to zero; and
         third, as part of the excess cashflow.

THE SWAP CONTRACTS

The swap trustee, on behalf of the swap trust, will enter into two interest rate swap contracts with Deutsche Bank AG New York, as swap counterparty:

     o    the Class A-1 swap contract and

     o    the certificate swap contract.

Class A-1 Swap Contract

On each distribution date on or prior to the Class A-1 swap contract termination date, the swap trustee will be obligated to pay to the swap counterparty for the Class A-1 swap contract an amount equal to the product of (a) the lesser of (1) the sum of (A) the pass-through rate of the Class A-1 Certificates for that distribution date and (B) 0.09% per annum for any distribution date on or before the first possible optional termination date and 0.18% per annum for any distribution date after the first possible optional termination date and (2) the weighted average adjusted net mortgage rate (as defined herein), (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class A-1 Certificates immediately prior to that distribution date and (2) the aggregate stated principal balance of the mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360. In addition, on the business day preceding each distribution date on or prior to the Class A-1 swap contract termination date, the swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) the pass-through rate of the Class A-1 Certificates for that distribution date and (b) a notional amount equal to the lesser of (1) the class certificate balance of the Class A-1 Certificates immediately prior to that distribution date and (2) the aggregate stated principal balance of the mortgage loans as of the due date in the prior calendar month (after giving effect to principal prepayments received in the prepayment period related to that prior due date) and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the swap counterparty for the Class A-1 swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap trustee, the swap counterparty will be required to pay to the swap trustee the amount of that excess, reduced (but not below zero) by any amount received by the swap trustee on that distribution date with respect to the certificate swap contract that is used to pay current interest and interest carry forward amounts on the Class A-1 Certificates. Any net payment received by the swap trustee from the swap counterparty will be used to pay remaining current interest on the Class A-1 Certificates. Any such net payment will not be available to cover any amounts on any other class of certificates.

Certificate Swap Contract

On each distribution date on or prior to the certificate swap contract termination date, the swap trustee will be obligated to pay to the swap counterparty for the certificate swap contract an amount equal to the product of
(a) 5.31% per annum, (b) 250, (c) the certificate swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, on the business day preceding each distribution date on or prior to the certificate swap contract termination date, the swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) 250, (c) the certificate swap contract notional balance for that distribution date and (d) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the swap counterparty for the certificate swap contract. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap trustee, the swap counterparty will be required to pay to the swap trustee the amount of that excess. Any net payment received by the swap trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization on those certificates.

LIMITED RECOURSE

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the swap trust. The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $6,347,077, which represents approximately 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is called "OVERCOLLATERALIZATION" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments. The "EXPENSE FEE RATE" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and the trust expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Application of Excess Cashflow

      The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "EXCESS CASHFLOW" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

1. to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

 2. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to any interest carry forward amount for each such class;

3. first, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, and second to the Class A-3 Certificates, in an amount equal to the unpaid realized loss amount for each such class;

4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the unpaid realized loss amount for each such class;

5. (i) to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amount to the extent needed to pay any unpaid net rate carryover for each such class (after application of payments under the related swap contract in the case of the Class A-1 Certificates); and (ii), sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, to pay any unpaid net rate carryover for each such class;

6. to the swap trust, the amount of any swap termination payment due to the swap counterparty under either the Class A-1 swap contract or the certificate swap contract, as a result of a swap counterparty trigger event; and

7. to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest, net swap payments made to the issuing entity and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will first be allocated to the Class A-3 Certificates, until its class certificate balance is reduced to zero, and then concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination" in this free writing prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                THE MORTGAGE POOL

                                 MORTGAGE LOANS



                                          MORTGAGE RATES FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF                      MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
4.501 - 5.000 .............         6    $    2,478,350.00      0.20%     $413,058.33      5.00%     732         70.39%
5.001 - 5.500 .............        49        15,062,651.77      1.19       307,401.06     5.393      715         73.17
5.501 - 6.000 .............       354       127,524,591.31     10.05       360,238.96     5.874      724         71.56
6.001 - 6.500 .............     1,003       341,786,600.11     26.92       340,764.31     6.343      713         73.55
6.501 - 7.000 .............     1,308       410,270,239.20     32.32       313,662.26     6.805      703         77.00
7.001 - 7.500 .............       813       227,231,299.47     17.90       279,497.29     7.302      695         78.51
7.501 - 8.000 .............       409       102,604,125.26      8.08       250,865.83     7.787      687         79.00
8.001 - 8.500 .............       128        32,236,201.33      2.54       251,845.32     8.277      685         79.29
8.501 - 9.000 .............        52         9,071,186.00      0.71       174,445.88     8.768      684         78.76
9.001 - 9.500 .............         7         1,155,932.71      0.09       165,133.24     9.300      691         78.39
                                -----    -----------------    ------
    Total .................     4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======

------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.789% per annum.


                                  CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
CURRENT MORTGAGE LOAN         MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PRINCIPAL BALANCES              LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
0.01 - 50,000.00 ...........       17    $      701,477.22      0.06%     $   41,263.37   8.439%     686         70.26%
50,000.01 - 100,000.00 .....      137        11,302,980.13      0.89          82,503.50   7.488      705         75.82
100,000.01 - 150,000.00 ....      413        52,894,502.30      4.17         128,073.86   7.135      702         76.42
150,000.01 - 200,000.00 ....      569       100,163,245.60      7.89         176,033.82   6.976      702         76.65
200,000.01 - 250,000.00 ....      642       144,575,485.41     11.39         225,195.46   6.865      700         76.64
250,000.01 - 300,000.00 ....      580       159,898,999.87     12.60         275,687.93   6.800      702         77.25
300,000.01 - 350,000.00 ....      477       154,956,843.80     12.21         324,857.11   6.727      702         76.61
350,000.01 - 400,000.00 ....      383       143,533,064.21     11.31         374,759.96   6.751      702         76.82
400,000.01 - 450,000.00 ....      273       115,645,468.60      9.11         423,609.78   6.714      707         76.70
450,000.01 - 500,000.00 ....      216       102,702,415.43      8.09         475,474.15   6.825      702         76.85
500,000.01 - 550,000.00 ....      131        68,763,589.33      5.42         524,912.90   6.675      710         75.85
550,000.01 - 600,000.00 ....       96        55,409,702.54      4.36         577,184.40   6.611      719         74.22
600,000.01 - 650,000.00 ....       72        45,739,243.12      3.60         635,267.27   6.836      710         74.66
650,000.01 - 700,000.00 ....       16        10,951,406.12      0.86         684,462.88   6.626      687         73.18
700,000.01 - 750,000.00 ....       28        20,477,991.00      1.61         731,356.82   6.551      709         74.97
750,000.01 - 800,000.00 ....       13        10,118,371.98      0.80         778,336.31   6.553      704         74.87
800,000.01 - 850,000.00 ....        3         2,476,750.00      0.20         825,583.33   6.586      700         73.01
850,000.01 - 900,000.00 ....       19        16,731,905.00      1.32         880,626.58   6.528      711         71.25
900,000.01 - 950,000.00 ....        6         5,583,000.00      0.44         930,500.00   6.274      725         70.83
950,000.01 - 1,000,000.00  .       17        16,723,399.00      1.32         983,729.35   6.697      730         67.46
1,000,000.01 - 1,250,000.00         7         7,905,040.33      0.62       1,129,291.48   6.752      728         65.26
1,250,000.01 - 1,500,000.00         8        11,116,296.17      0.88       1,389,537.02   6.486      708         64.56
1,500,000.01 - 1,750,000.00         2         3,301,000.00      0.26       1,650,500.00   7.070      742         67.52
1,750,000.01 - 2,000,000.00         4         7,749,000.00      0.61       1,937,250.00   6.436      735         68.08
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======

------------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $307,440.


                                 ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
ORIGINAL LOAN-TO-VALUE        MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
RATIOS                          LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
10.01 - 20.00 ..............        6    $    1,714,812.90      0.14%     $  285,802.15   6.430%     768         19.02%
20.01 - 30.00 ..............       11         2,200,460.76      0.17         200,041.89   6.383      748         26.61
30.01 - 40.00 ..............       24         6,369,599.20      0.50         265,399.97   6.157      716         35.71
40.01 - 50.00 ..............       94        26,993,058.21      2.13         287,160.19   6.290      712         46.01
50.01 - 60.00 ..............      158        53,893,344.80      4.25         341,097.12   6.436      709         56.24
60.01 - 70.00 ..............      373       142,821,519.31     11.25         382,899.52   6.530      707         66.13
70.01 - 80.00 ..............    3,360     1,010,451,069.88     79.60         300,729.49   6.859      704         79.34
80.01 - 90.00 ..............       74        18,886,701.39      1.49         255,225.69   6.838      699         87.49
90.01 - 100.00 .............       29         6,090,610.71      0.48         210,021.06   7.288      713         94.73
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------

(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.97%.


                                 ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
ORIGINAL TERM TO STATED       MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
MATURITY (MONTHS)               LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
360 ........................    4,129    $1,269,421,177.16    100.00%     $  307,440.34   6.789%     705         75.97%
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                              REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
REMAINING TERMS TO STATED     MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
MATURITY (MONTHS)               LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
301 - 360.................      4,129     $1,269,421,177.16   100.00%    $307,440.34     6.789%      705         75.97%
                                -----     -----------------   ------
    Total.................      4,129     $1,269,421,177.16   100.00%
                                =====     =================   ======



------------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.


                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
GEOGRAPHIC AREA                 LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
Alabama ....................        9    $    1,220,110.00      0.10%     $  135,567.78   7.734%     675         82.96%
Alaska .....................        8         1,861,723.25      0.15         232,715.41   7.051      679         79.15
Arizona ....................      101        31,937,118.65      2.52         316,209.10   6.908      709         74.84
Arkansas ...................        2           458,320.00      0.04         229,160.00   7.586      673         80.00
California .................    1,452       562,626,840.10     44.32         387,484.05   6.624      709         74.56
Colorado ...................      102        24,117,025.42      1.90         236,441.43   6.868      711         78.15
Connecticut ................       22         7,632,986.68      0.60         346,953.94   6.691      720         66.27
Delaware ...................        5         1,019,451.43      0.08         203,890.29   6.599      696         80.00
District of Columbia .......       23         8,127,387.85      0.64         353,364.69   6.972      670         74.50
Florida ....................      443       107,059,994.17      8.43         241,670.42   7.214      701         77.57
Georgia ....................      132        24,997,568.24      1.97         189,375.52   6.960      703         78.88
Hawaii .....................       32        17,142,298.56      1.35         535,696.83   6.315      721         68.21
Idaho ......................       11         2,167,086.19      0.17         197,007.84   6.892      692         71.84
Illinois ...................      287        67,749,481.96      5.34         236,060.91   7.119      702         78.70
Indiana ....................       15         2,659,074.83      0.21         177,271.66   6.866      691         78.39
Iowa .......................        3           618,000.00      0.05         206,000.00   6.699      727         80.00
Kansas .....................        3           345,849.22      0.03         115,283.07   7.037      680         73.95
Kentucky ...................        8         1,268,973.66      0.10         158,621.71   6.832      679         81.49
Louisiana ..................        8         1,832,843.76      0.14         229,105.47   6.930      705         78.51
Maine ......................        3           572,960.00      0.05         190,986.67   6.466      698         78.92
Maryland ...................      199        59,066,685.61      4.65         296,817.52   6.719      703         77.53
Massachusetts ..............       58        17,773,844.18      1.40         306,445.59   6.782      705         76.88
Michigan ...................       39         9,029,893.09      0.71         231,535.72   6.995      703         78.24
Minnesota ..................       74        13,627,039.87      1.07         184,149.19   6.807      703         79.07
Mississippi ................        2           393,557.56      0.03         196,778.78   6.467      635         82.51
Missouri ...................       22         3,182,403.42      0.25         144,654.70   7.176      679         78.04
Nebraska ...................        1           268,000.00      0.02         268,000.00   7.500      684         80.00
Nevada .....................      126        36,710,342.93      2.89         291,351.93   6.849      699         76.86
New Hampshire ..............        8         2,315,222.36      0.18         289,402.80   6.684      739         77.00
New Jersey .................      118        36,459,574.48      2.87         308,979.44   6.985      695         76.69
New Mexico .................        8         1,711,943.87      0.13         213,992.98   6.464      707         76.11
New York ...................      160        58,449,377.74      4.60         365,308.61   6.732      705         75.84
North Carolina .............       48        10,456,246.03      0.82         217,838.46   6.759      710         75.02
Ohio .......................       32         4,629,727.93      0.36         144,679.00   7.137      687         76.61
Oklahoma ...................        4           515,187.82      0.04         128,796.96   6.691      708         70.78
Oregon .....................       25         6,376,467.70      0.50         255,058.71   6.925      719         77.21
Pennsylvania ...............       22         3,992,386.73      0.31         181,472.12   7.077      679         78.95
Rhode Island ...............       15         4,117,556.77      0.32         274,503.78   6.916      707         74.69
South Carolina .............       29         5,589,143.86      0.44         192,729.10   6.865      696         77.78
South Dakota ...............        1           102,624.52      0.01         102,624.52   6.500      786         31.69
Tennessee ..................       13         3,156,816.33      0.25         242,832.03   7.013      702         79.89
Texas ......................       53        10,877,643.08      0.86         205,238.55   7.165      691         80.40
Utah .......................       28         4,759,654.22      0.37         169,987.65   6.945      700         77.65
Vermont ....................        3           728,000.00      0.06         242,666.67   6.711      698         74.04
Virginia ...................      252        79,369,015.50      6.25         314,956.41   6.860      695         77.97
Washington .................       95        24,474,486.56      1.93         257,626.17   6.686      709         77.74
West Virginia ..............        9         2,388,952.54      0.19         265,439.17   7.448      678         79.46
Wisconsin ..................       13         2,903,368.49      0.23         223,336.04   7.137      698         80.73
Wyoming ....................        3           580,920.00      0.05         193,640.00   6.524      779         67.81
                                -----    -----------------    ------
Total ......................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                                    MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF FICO                 MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
CREDIT SCORES                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
821 - 840 ..................        1    $      170,000.00      0.01%     $  170,000.00   6.000%     823         55.74%
801 - 820 ..................       51        16,715,502.85      1.32         327,754.96   6.588      806         69.10
781 - 800 ..................      139        43,267,175.67      3.41         311,274.65   6.568      789         73.21
761 - 780 ..................      312       110,828,318.74      8.73         355,218.97   6.488      770         74.54
741 - 760 ..................      370       117,195,794.13      9.23         316,745.39   6.607      750         75.17
721 - 740 ..................      477       143,275,255.01     11.29         300,367.41   6.663      730         76.92
701 - 720 ..................      674       212,146,776.68     16.71         314,757.83   6.755      710         76.65
681 - 700 ..................      726       222,718,500.21     17.54         306,774.79   6.861      691         76.86
661 - 680 ..................      696       207,444,714.32     16.34         298,052.75   6.973      670         77.20
641 - 660 ..................      366       106,245,106.68      8.37         290,287.18   6.930      651         75.46
621 - 640 ..................      273        78,537,466.92      6.19         287,683.03   7.006      631         73.48
601 - 620 ..................       17         5,402,876.27      0.43         317,816.25   6.960      620         77.15
Not Available ..............       27         5,473,689.68      0.43         202,729.25   7.736       NA         76.01
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------

(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 705.



                                  TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
Single Family Residence ....    2,392    $  747,047,858.99     58.85%     $  312,310.98   6.739%     704         75.47%
Planned Unit
Development (PUD) ..........      846       269,048,267.74     21.19         318,023.96   6.851      704         77.06
Condominium ................      615       161,366,463.92     12.71         262,384.49   6.843      711         77.59
Two- to Four-Family
Residence ..................      209        73,368,407.55      5.78         351,045.01   6.920      704         73.14
Townhouse ..................       67        18,590,178.96      1.46         277,465.36   6.908      691         77.35
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                                             PURPOSES OF THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
Purchase ...................    2,710    $  791,146,435.07     62.32%     $  291,935.95   6.879%     709         79.18%
Refinance (Cash Out) .......    1,033       330,013,590.01     26.00         319,471.05   6.711      692         70.55
Refinance (Rate/Term) ......      386       148,261,152.08     11.68         384,096.25   6.477      712         70.90
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                                        OCCUPANCY TYPES FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
Primary Home ...............    3,610    $1,138,360,858.88     89.68%     $  315,335.42   6.751%     704         76.46%
Investment .................      387        97,320,162.87      7.67         251,473.29   7.151      718         69.95
Secondary Home .............      132        33,740,155.41      2.66         255,607.24   7.010      718         76.94
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------

(1) Based upon representations of the related mortgagors at the time of origination.



                                     LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
TYPE OF DOCUMENTATION         MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PROGRAM                         LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
Full/Alternate .............      789    $  220,715,560.90     17.39%     $  279,740.89   6.473%     709         76.27%
Fast Forward ...............        5         2,640,914.93      0.21         528,182.99   6.254      741         70.46
Stated Income ..............    2,721       854,464,214.21     67.31         314,025.80   6.822      705         77.37
No Ratio ...................      206        72,798,154.94      5.73         353,389.10   7.032      708         72.87
No Income/No Asset .........      127        38,899,754.48      3.06         306,297.28   7.061      691         70.50
No Doc .....................      281        79,902,577.70      6.29         284,350.81   6.970      701         65.80
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                                      RANGES OF LOAN AGE FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF                      MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
LOAN AGES (MONTHS)              LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
0 ..........................    2,201    $  700,911,284.00     55.22%     $  318,451.29   6.814%     705         76.06%
1 - 5 ......................    1,812       532,759,339.46     41.97         294,017.30   6.793      705         76.29
6 - 10 .....................       29         7,268,343.69      0.57         250,632.54   6.320      692         75.48
11 - 15 ....................       13         3,798,103.39      0.30         292,161.80   6.252      715         67.73
16 - 20 ....................       16         5,102,432.62      0.40         318,902.04   6.142      719         65.11
21 - 25 ....................       24         9,126,720.15      0.72         380,280.01   6.125      711         70.20
26 - 30 ....................        7         2,355,589.16      0.19         336,512.74   6.183      684         72.67
31 - 35 ....................        9         3,147,591.11      0.25         349,732.35   6.164      721         62.40
36 - 40 ....................       10         2,538,450.34      0.20         253,845.03   6.389      729         62.84
41 - 45 ....................        6         1,498,231.97      0.12         249,705.33   6.271      696         76.22
46 - 50 ....................        1           252,121.15      0.02         252,121.15   6.375      693         75.00
51 - 55 ....................        1           662,970.12      0.05         662,970.12   6.375      694         65.52
                                -----    -----------------    ------
Total ......................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


-----------

(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately one month.


                                          LOAN PROGRAMS FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                              MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
LOAN PROGRAM                    LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
3/1 CMT ....................       26    $    5,896,005.87      0.46%     $  226,769.46   6.473%     694         76.37%
3/1 CMT Interest Only ......        8         2,191,069.54      0.17         273,883.69   6.437      722         77.78
3/1 LIBOR ..................       37         8,638,003.08      0.68         233,459.54   6.687      735         72.28
3/1 LIBOR 30/40 Balloon ....        4         1,699,066.14      0.13         424,766.54   6.722      698         70.34
3/1 LIBOR Interest Only ....       90        27,897,881.79      2.20         309,976.46   6.682      700         73.82
3/27 LIBOR .................        6         1,361,530.53      0.11         226,921.76   6.804      714         76.08
3/27 LIBOR Interest Only ...       19         7,497,591.42      0.59         394,610.07   6.700      695         75.88
5/1 CMT ....................       29         7,235,491.47      0.57         249,499.71   6.526      711         74.07
5/1 CMT Interest Only ......       24         6,323,137.89      0.50         263,464.08   6.433      682         72.06
5/1 LIBOR ..................      269        69,390,949.48      5.47         257,958.92   6.679      704         72.51
5/1 LIBOR 30/40 Balloon ....       72        17,269,593.20      1.36         239,855.46   7.000      706         75.25
5/1 LIBOR Interest Only ....    2,094       671,299,208.29     52.88         320,582.24   6.706      706         76.34
5/25 LIBOR .................       59        14,031,814.66      1.11         237,827.37   7.254      707         74.80
5/25 LIBOR Interest Only ...      378        95,407,188.35      7.52         252,399.97   7.201      701         78.04
7/1 CMT ....................        3         1,164,954.50      0.09         388,318.17   6.490      643         53.94
7/1 CMT Interest Only ......        2           751,150.00      0.06         375,575.00   6.394      704         80.00
7/1 LIBOR ..................      125        32,417,688.10      2.55         259,341.50   7.032      699         76.52
7/1 LIBOR 30/40 Balloon ....       27         6,532,588.63      0.51         241,947.73   7.165      666         78.43
7/1 LIBOR Interest Only ....      832       281,181,931.04     22.15         337,959.05   6.846      704         75.75
7/23 LIBOR .................        4         1,395,025.78      0.11         348,756.45   6.638      722         72.54
7/23 LIBOR Interest Only ...       21         9,839,307.40      0.78         468,538.45   6.728      709         77.39
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======




                                      PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
PREPAYMENT CHARGE             MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
TERM (MONTHS)                   LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
None .......................    1,951    $  605,334,382.23     47.69%     $  310,268.78   6.861%     707         74.88%
12 .........................      400       129,473,616.99     10.20         323,684.04   6.911      705         78.32
24 .........................      315        92,904,328.62      7.32         294,934.38   6.712      701         77.24
36 .........................    1,463       441,708,849.32     34.80         301,919.92   6.670      702         76.51
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                                         GROSS MARGINS FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF GROSS                MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
MARGINS (%)                     LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
1.500 - 1.999 ..............        2    $    1,164,000.00      0.09%     $  582,000.00   6.179%     722         72.48%
2.000 - 2.499 ..............      433       117,134,313.72      9.23         270,518.05   6.941      709         76.81
2.500 - 2.999 ..............    2,165       718,312,647.38     56.59         331,784.13   6.727      702         73.48
3.000 - 3.499 ..............      862       248,599,421.33     19.58         288,398.40   6.685      729         79.96
3.500 - 3.999 ..............      648       179,861,543.49     14.17         277,564.11   7.062      679         79.82
4.000 - 4.499 ..............       15         3,112,769.72      0.25         207,517.98   7.488      669         80.00
5.000 - 5.499 ..............        4         1,236,481.52      0.10         309,120.38   8.028      657         69.95
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.903%.



                           MONTHS TO INITIAL ADJUSTMENT DATE FOR THE MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
RANGE OF NUMBER OF            NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
MONTHS TO INITIAL             MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
ADJUSTMENT DATE                 LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
1 - 10 .....................        1    $      662,970.12      0.05%     $  662,970.12   6.375%     694         65.52%
11 - 20 ....................       15         4,005,182.56      0.32         267,012.17   6.225      707         68.93
21 - 30 ....................       24         6,802,814.21      0.54         283,450.59   6.215      708         67.13
31 - 40 ....................      209        63,937,622.38      5.04         305,921.64   6.588      707         73.68
41 - 50 ....................       21         6,510,710.71      0.51         310,033.84   6.246      730         64.58
51 - 60 ....................    2,456       726,389,683.73     57.22         295,761.27   6.791      705         76.46
61 - 70 ....................      389       127,829,548.00     10.07         328,610.66   6.758      706         75.97
71 - 80 ....................       10         2,895,023.94      0.23         289,502.39   6.270      706         75.27
81 - 90 ....................    1,004       330,387,621.51     26.03         329,071.34   6.869      703         75.85
                                -----    -----------------    ------
  Total ....................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======



                                    MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF MAXIMUM MORTGAGE     MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
RATE (%)                        LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
10.000 - 10.499 ............       27    $    8,745,285.13      0.69%     $  323,899.45   5.210%     728         73.96%
10.500 - 10.999 ............      231        86,088,658.26      6.78         372,678.17   5.799      725         71.12
11.000 - 11.499 ............      670       234,206,202.80     18.45         349,561.50   6.218      715         72.99
11.500 - 11.999 ............    1,291       418,446,361.98     32.96         324,125.76   6.683      707         76.10
12.000 - 12.499 ............      837       248,812,295.84     19.60         297,266.78   7.056      699         77.47
12.500 - 12.999 ............      637       167,742,608.21     13.21         263,332.19   7.358      692         78.52
13.000 - 13.499 ............      244        61,494,857.86      4.84         252,028.11   7.726      690         79.27
13.500 - 13.999 ............      126        28,728,902.10      2.26         228,007.16   7.889      694         77.74
14.000 - 14.499 ............       36         9,304,045.17      0.73         258,445.70   8.295      688         77.05
14.500 - 14.999 ............       24         5,217,263.59      0.41         217,385.98   8.723      694         78.01
15.000 - 15.499 ............        6           634,696.22      0.05         105,782.70   9.179      692         79.67
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.915%.



                                   INITIAL PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
INITIAL                       MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PERIODIC RATE  CAP (%)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------
2.000 ......................      273    $   77,876,998.44      6.13%     $  285,263.73   6.669%     708         75.90%
3.000 ......................       71        18,828,464.65      1.48         265,189.64   7.030      685         77.96
4.625 ......................        1           211,120.00      0.02         211,120.00   6.375      757         80.00
5.000 ......................    3,657     1,134,120,609.65     89.34         310,123.22   6.782      705         75.99
6.000 ......................      126        38,040,303.03      3.00         301,907.17   7.120      710         74.73
7.000 ......................        1           343,681.39      0.03         343,681.39   6.375      680         67.19
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------

(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.817%.



                                 SUBSEQUENT PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)
----------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT OF                             WEIGHTED
                                             AGGREGATE      AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                              NUMBER OF      PRINCIPAL      PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGES OF SUBSEQUENT          MORTGAGE        BALANCE        BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PERIODIC RATE  CAP (%)          LOANS       OUTSTANDING    OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------   --------   ----------------- -----------    ----------    --------   ---------- --------------

1.000 ......................      208    $   46,250,263.93      3.64%     $  222,357.04   7.315%     697         78.34%
2.000 ......................    3,879     1,210,778,699.50     95.38         312,136.81   6.762      705         75.85
3.000 ......................       42        12,392,213.73      0.98         295,052.71   7.463      686         78.64
                                -----    -----------------    ------
    Total ..................    4,129    $1,269,421,177.16    100.00%
                                =====    =================    ======


------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable Rate Mortgage Loans was approximately 1.973%.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the certificate swap contract referred to in this free writing prospectus. The Class A-1 Certificates also will represent undivided beneficial ownership interests in the swap trust's rights under the Class A-1 Swap Contract referred to in this free writing prospectus.

         The Mortgage Pass-Through Certificates, Series 2006-AR15 will consist of the Class A-1, Class A-2, Class A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "PRIVATE CERTIFICATES") are not offered by this free writing prospectus.

         When describing the Offered Certificates in this free writing prospectus, we use the following terms:


               DESIGNATION                                    CLASSES OF CERTIFICATES
-----------------------------------   -----------------------------------------------------------------------
          Senior Certificates                Class A-1, Class A-2, Class A-3 and Class A-R Certificates

     Subordinated  Certificates       Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                         M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

           LIBOR Certificates           Senior Certificates (other than the Class A-R Certificates) and the
                                                             Subordinated Certificates

          Offered Certificates                                   LIBOR Certificates


The certificates are generally referred to as the following types:


              CLASS                                                            TYPE
---------------------------------------                 -------------------------------------------------
     Class A-1 Certificates:                            Senior/ Floating Pass-Through Rate/Super Senior
     Class A-2 Certificates:                            Senior/ Floating Pass-Through Rate/ Super Senior
     Class A-3 Certificates:                               Senior/ Floating Pass-Through Rate/Support
     Class A-R Certificates:                                             REMIC Residual
     Subordinated Certificates:                             Subordinate/ Floating Pass-Through Rate
     Class P-1 Certificates:                                        Hard Prepayment Charges
     Class P-2 Certificates:                                        Soft Prepayment Charges
     Class C Certificates:                                                  Residual


         The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The Class P-1 Certificates will be entitled to all hard prepayment charges and the Class P-2 Certificates will be entitled to all soft prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

         The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal and

o    the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

         Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or before the closing date, the Servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P-1 Certificates will be entitled to all hard prepayment charges and the Class P-2 Certificates will be entitled to all soft prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

THE SWAP TRUST

         The trustee, in its capacity as trustee of the swap trust (the "SWAP TRUST" and the trustee, in such capacity, the "SWAP TRUSTEE"), will establish and maintain two accounts as part of the swap trust, the Class A-1 Swap Account (the "CLASS A-1 SWAP ACCOUNT" ) and the Certificate Swap Account (the "CERTIFICATE SWAP ACCOUNT" and, together with the Class A-1 Swap Account, the "SWAP ACCOUNTS") on behalf of the holders of the Class A-1 Certificates and the Swap Counterparty, in the case of the Class A-1 Swap Contract, and holders of the LIBOR Certificates and the Swap Counterparty, in the case of the Certificate Swap Contract.

         With respect to each Distribution Date, the trustee will deposit into the Class A-1 Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty in respect of the Class A-1 Swap Contract or any amounts received from the Swap Counterparty in respect of the Class A-1 Swap Contract, as the case may be depending on whether a New Swap Payment is due to the Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contracts." With respect to each Distribution Date, following the deposit to the Class A-1 Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Class A-1 Swap Account for payment to the Swap Counterparty or distribution to the holders of the Class A-1 Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Class A-1 Swap Contract.

         With respect to each Distribution Date, the trustee will deposit into the Certificate Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty in respect of the Certificate Swap Contract or any amounts received from the Swap Counterparty in respect of the Certificate Swap Contract, as the case may be depending on whether a New Swap Payment is due to the Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contracts." With respect to each Distribution Date, following the deposit to the Certificate Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Certificate Swap Account for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty in respect of the Certificate Swap Contract.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         The Distribution Account, Swap Accounts and Carryover Reserve Fund. Funds in the Distribution Account, Swap Accounts and Carryover Reserve Fund will not be invested.

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


    TYPE / RECIPIENT (1)                AMOUNT                 GENERAL PURPOSE             SOURCE (2)                   FREQUENCY
--------------------------     ---------------------------     ---------------      --------------------------          ----------
FEES
Servicing Fee / Servicer       0.375% per annum of the         Compensation         Interest collected with                 Monthly
                               Stated Principal Balance                             respect to each Mortgage
                               of each Mortgage Loan (3)                            Loan and any Liquidation
                                                                                    Proceeds or Subsequent
                                                                                    Recoveries that are
                                                                                    allocable to accrued and
                                                                                    unpaid interest (4)

Additional Servicing           o All late payment fees,        Compensation         Payments made by obligors          Time to time
Compensation / Servicer          assumption fees and                                with respect to the
                                 other similar charges                              Mortgage Loans
                                 (excluding prepayment
                                 charges)

                               o All investment income         Compensation         Investment income related               Monthly
                                 earned on amounts on                               to the Certificate
                                 deposit in the                                     Account
                                 Certificate Account.

                               o Excess Proceeds (5)           Compensation         Liquidation Proceeds and           Time to time
                                                                                    Subsequent Recoveries

Trustee Fee / Trustee          0.0015% per annum of the        Compensation         Interest Remittance Amount              Monthly
                               Stated Principal
                               Balance of each
                               Mortgage Loan

EXPENSES

Insurance expenses /           Expenses incurred by the        Reimbursement of     To the extent the                  Time to time
Servicer                       Servicer                        Expenses             expenses are covered by
                                                                                    an insurance policy with
                                                                                    respect to the Mortgage
                                                                                    Loan




    TYPE / RECIPIENT (1)                AMOUNT                 GENERAL PURPOSE             SOURCE (2)                   FREQUENCY
--------------------------     ---------------------------     ---------------      --------------------------          ----------
Net Swap Payment / Swap        Net Swap Payment, if any        Compensation         Swap Contracts                     Time to time
Counterparty

Servicing Advances /           To the extent of funds          Reimbursement of     With respect to each               Time to time
Servicer                       available, the amount of        Expenses             Mortgage Loan, late
                               any Servicing Advances.                              recoveries of the
                                                                                    payments of the costs and
                                                                                    expenses, Liquidation
                                                                                    Proceeds, Subsequent
                                                                                    Recoveries, purchase
                                                                                    proceeds or repurchase
                                                                                    proceeds for that
                                                                                    Mortgage Loan (6)

Indemnification expenses /     Amounts for which the           Indemnification      Amounts on deposit on the          Time to time
the Seller, the Servicer       seller, the Servicer and                             Certificate Account on
and the Depositor              the depositor are                                    any Distribution Account
                               entitled to                                          Deposit Date, following
                               indemnification (7)                                  the transfer to the
                                                                                    Distribution Account



(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

         On each Distribution Date, the trustee will withdraw all hard prepayment charges in the Distribution Account and distribute them to the Class P-1 Certificates and will withdraw all soft prepayment charges in the Distribution Account and distribute them to the Class P-2 Certificates.

         The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) all interest on the Mortgage Loans due on the
                  related Due Date and received on or prior to the related Determination Date, less the Servicing Fees,

                           (2) all interest on prepayments on the Mortgage
                  Loans, other than Prepayment Interest Excess,

                           (3) all Advances relating to interest in respect of
                  the Mortgage Loans,

                           (4) amounts paid by the Servicer in respect of
                  Compensating Interest, and

                           (5) liquidation proceeds on the Mortgage Loans
                  received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

                  minus

                  (b) all Advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date,

                  plus

                  (c) the lesser of (i) the Principal Prepayment Amount for that Distribution Date and (ii) Deferred Interest for that Distribution Date.

         The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

                  (a) the sum, without duplication, of:

                           (1) the principal collected or advanced on the
                  Mortgage Loans with respect to the related Due Date,

                           (2) prepayments on the Mortgage Loans collected in
                  the related Prepayment Period;

                           (3) the Stated Principal Balance of each Mortgage
                  Loan that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a rate modification);

                           (4) any Substitution Adjustment Amounts in respect of
                  Mortgage Loans, and

                           (5) all liquidation proceeds in respect of Mortgage
                  Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period;

                  minus

                  (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

         "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

         General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and, in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

         The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the Net Rate Cap; provided that the Class A-1 Certificates will be subject to the Net Rate Cap only if the Class A-1 Swap Contract terminates prior to the scheduled Class A-1 Swap Contract Termination Date. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity in respect of the Certificate Swap Contract that is available for that purpose.

         Distributions of Interest Funds. On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

         1. to the Class A-1 Swap Account and the Certificate Swap Account, as applicable, the amount of any Net Swap Payment and any Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) under either Swap Contract with respect to that Distribution Date, pro rata, based on the amounts of any such payments (including amounts remaining unpaid from previous Distribution Dates);

         2. to each class of Senior Certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date except, in the case of the Class A-1 Certificates, only to the extent of the Weighted Average Adjusted Net Mortgage Rate;

         3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the Current Interest for each such class and that Distribution Date; and

         4. for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Funds remaining undistributed for that Distribution Date.

         Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

         LIBOR Certificates.

         The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

         (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Interest Accrual Period, and

         (2) the Net Rate Cap for that Distribution Date, provided that the Net Rate Cap will not apply to the Class A-1 Certificates unless the Class A-1 Swap Contract terminates prior to the scheduled Class A-1 Swap Contract Termination Date.

         The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

CLASS OF LIBOR CERTIFICATES                  PASS-THROUGH MARGIN
---------------------------               -------------------------
                                           (1)                (2)
                                          ---------         ---------
Class A-1.......................          0.120% (3)        0.240% (3)
Class A-2.......................          0.210%            0.420%
Class A-3.......................          0.250%            0.500%
Class M-1.......................          0.290%            0.435%
Class M-2.......................          0.300%            0.450%
Class M-3.......................          0.320%            0.480%
Class M-4.......................          0.350%            0.525%
Class M-5.......................          0.400%            0.600%
Class M-6.......................          0.440%            0.660%
Class M-7.......................          0.500%            0.750%
Class M-8.......................          1.000%            1.500%
Class M-9.......................          1.150%            1.725%
Class M-10......................          2.000%            3.000%
Class M-11......................          2.250%            3.375%

----------

         (1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
         (2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.
         (3) In the event that the Class A-1 Swap Contract terminates before the scheduled Class A-1 Swap Contract Termination Date, the Pass-Through Margin for the Class A-1 Certificates will increase by 0.09% on or prior to the first possible Optional Termination Date and will increase by 0.18% after the first possible Optional Termination Date.

         Class A-R Certificates.

         The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the

Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 6.421% per annum.

         Definitions Related to Interest Calculations. The "INTEREST ACCRUAL PERIOD" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. The Interest Accrual Period for the Class A-R Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

         The "INTEREST FUNDS" for any Distribution Date are equal to the Interest Remittance Amount minus the Trustee Fee for that Distribution Date.

         "CURRENT INTEREST," with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date.

         "INTEREST CARRY FORWARD AMOUNT," with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:

         (a) Current Interest for that class with respect to prior Distribution Dates, over

         (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates.

         "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the related expense fee rate.

         "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for each Distribution Date is the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

         The "NET RATE CAP" for each Distribution Date is the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date over (ii) the Swap Adjustment Rate.

         The "SWAP ADJUSTMENT RATE" for each Interest Accrual Period and Distribution Date is a fraction, expressed as a percentage, (A) the numerator of which is equal to the sum of (a) the product of (i) the Net Swap Payments payable to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract with respect to that Distribution Date and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (b) any Swap Termination Payments payable to the Swap Counterparty under either of the Class A-1 Swap Contract or the Certificate Swap Contract for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).


         The "NET RATE CARRYOVER" for a class of Offered Certificates on any Distribution Date is the excess of:


                  (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

                  (2) the amount of interest that class accrued on that Distribution Date based on the Net Rate Cap,


         plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).


PRINCIPAL

         Distributions of Principal. On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed as follows until that amount has been fully distributed:

         (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following priority:


                  (i) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

                  (ii) to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                  (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (iv) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

         (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amount, in the following priority:

                  (i) the Senior Principal Distribution Amount concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata until their respective Class Certificate Balances are reduced to zero;

                  (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (vii) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (viii) to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (ix) to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (x) to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                  (xi) to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                   (xii) to the Class M-11 Certificates, the Class M-11
                  Principal Distribution Amount for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

                  (xiii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

Definitions Related to Principal Distributions.

         "CLASS PRINCIPAL DISTRIBUTION AMOUNT" is the Senior Principal Distribution Amount, or any of the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount, Class M-10 Principal Distribution Amount and Class M-11 Principal Distribution Amount.

         "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balances of the Mortgage Loans.

         "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is the sum of (1) the Principal Remittance Amount for that Distribution Date less any portion of such amount used to cover any payment due to the Swap Counterparty under either the Class A-1 Swap Contract or the Certificate Swap Contract with respect to that Distribution Date, minus the Overcollateralization Release Amount for that Distribution Date and (2) the Extra Principal Distribution Amount for that Distribution Date.

         "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date an amount equal to the amount, if any, by which (x) the aggregate Class Certificate Balance of the classes of Senior Certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount.

         "SENIOR TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 87.20% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

         "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, after giving effect to distributions of the Senior Principal Distribution Amount on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-1 Target Amount for that Distribution Date.

         "CLASS M-1 TARGET AMOUNT" for any Distribution Date (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 88.30% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-1 Target Amount for the immediately preceding Distribution Date.

         "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-2 Target Amount for that Distribution Date.

         "CLASS M-2 TARGET AMOUNT" for any Distribution Date (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 90.60% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-2 Target Amount for the immediately preceding Distribution Date.

          "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to that Distribution Date exceeds
(y) the Class M-3 Target Amount for that Distribution Date.

         "CLASS M-3 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 92.30% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-3 Target Amount for the immediately preceding Distribution Date..

         "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-4 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-4 Target Amount for that Distribution Date.

         "CLASS M-4 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 93.70% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-4 Target Amount for the immediately preceding Distribution Date..

         "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-5 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-5 Target Amount for that Distribution Datee.

         "CLASS M-5 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 94.50% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-5 Target Amount for the immediately preceding Distribution Date..

         "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-6 Target Amount for that Distribution Date.

         "CLASS M-6 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 95.20% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-6 Target Amount for the immediately preceding Distribution Date..

         "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and
(ii) the Class Certificate Balance of the Class M-7 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-7 Target Amount for that Distribution Date.

         "CLASS M-7 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 95.90% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-7 Target Amount for the immediately preceding Distribution Date..

         "CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-8 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-8 Target Amount for that Distribution Date.

         "CLASS M-8 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 96.60% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-8 Target Amount for the immediately preceding Distribution Date.

         "CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-9 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-9 Target Amount for that Distribution Date.

         "CLASS M-9 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 97.30% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-9 Target Amount for the immediately preceding Distribution Date.

         "CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-10 Certificates immediately prior to that Distribution Date exceeds
(y) the Class M-10 Target Amount for that Distribution Date.

         "CLASS M-10 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 98.00% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-10 Target Amount for the immediately preceding Distribution Date.

         "CLASS M-11 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in each case after giving effect to distributions of the related Class Principal Distributions Amounts, on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-11 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-11 Target Amount for that Distribution Date.

         "CLASS M-11 TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown Date and when a Trigger Event is not in effect, an amount equal to the lesser of (a) the product of (1) approximately 99.00% and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a Trigger Event is in effect, the Class M-11 Target Amount for the immediately preceding Distribution Date.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for that Distribution Date and (y) the Excess Cashflow for that Distribution Date.

         "OC FLOOR" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

         "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

         "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date, the OC Floor.

         "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

         "OVERCOLLATERALIZATION RELEASE AMOUNT" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the Offered Certificates) exceeds the Overcollateralization Target Amount for that date.

         "STEPDOWN DATE" is the earlier to occur of (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (2) the later to occur of (x) the Distribution Date in June 2009 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (after calculating anticipated distributions on that Distribution Date) is less than or equal to 87.20% of the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period that includes that Due Date).

         A "TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

         A "DELINQUENCY TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40% of the Senior Enhancement Percentage for that Distribution Date.

         The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

                  (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and


                  (2) the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date).


         A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:


DISTRIBUTION DATE                                  PERCENTAGE
-----------------                                  ----------
June 2008 - May 2009...........................    0.20% with respect to June 2008, plus an additional 1/12th of
                                                       0.25% for each month thereafter through May 2009

June 2009 - May 2010...........................    0.45% with respect to June 2009, plus an additional 1/12th of
                                                       0.35% for each month thereafter through May 2010

June 2010 - May 2011...........................    0.80% with respect to June 2010, plus an additional 1/12th of
                                                       0.35% for each month thereafter through May 2011

June 2011- May 2012............................    1.15% with respect to June 201, plus an additional 1/12th of
                                                       0.20% for each month thereafter through May 2012

June 2012 and thereafter.......................    1.35%


         "UNPAID REALIZED LOSS AMOUNT" means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Senior Certificates, together with interest thereon at the applicable Pass-Through Rate.

         A "REALIZED LOSS" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

         The "ROLLING SIXTY DAY DELINQUENCY RATE" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

         The "DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

         "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the Interest Funds remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution Amount for that date.

         With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

                   (1) to the classes of Offered Certificates then entitled to receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution Date, distributable to those classes as part of the Principal Distribution Amount as described under "--Principal Distributions" above;

                  (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case in an amount equal to any Interest Carry Forward Amount for each such class;

                  (3) to the Senior Certificates, in the following priority:

                           (A) concurrently, to the Class A-1 and Class A-2
                  Certificates, pro rata based on their respective Unpaid Realized Loss Amounts, in an amount equal to the Unpaid Realized Loss Amount for each such class; and

                           (B) to the Class A-3 Certificates in an amount equal
                  to the Unpaid Realized Loss Amount for that class;

                  (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                  (5) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, to the extent needed to pay any unpaid Net Rate Carryover for each class;

                   (6) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                  (7) to the Class A-1 Swap Account and the Certificate Swap Account, as applicable, an amount equal to any Swap Termination Payment due to the Swap Counterparty under either of the Swap Contracts as a result of a Swap Counterparty Trigger Event, and;

                  (8) to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

THE SWAP CONTRACTS

         DBNTC, as trustee on behalf of the swap trust will enter into two interest rate swap transactions with the Swap Counterparty, as evidenced in each case by a confirmation (each, a "SWAP CONTRACT" and together, the "SWAP CONTRACTS"):

         o the "CLASS A-1 SWAP CONTRACT," for the benefit of the Class A-1 Certificates and

         o the "CERTIFICATE SWAP CONTRACT," for the benefit of the LIBOR Certificates.

         Pursuant to each Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of each Swap Contract, as if the ISDA Master Agreement had been executed by the swap trustee and the Swap Counterparty on the date that the Swap Contract was executed. Each Swap Contract is subject to certain ISDA definitions.

         Class A-1 Swap Contract

         On each Distribution Date on or prior to the earlier of (i) the Distribution Date in July 2036 and (ii) the Distribution Date upon which the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero (either such date, the "CLASS A-1 SWAP CONTRACT TERMINATION DATE "), the swap trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

                  (a) the lesser of (1) the sum of (A) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date and (B) 0.09% per annum for any Distribution Date on or before the first possible Optional Termination Date and 0.18% per annum for any Distribution Date after the first possible Optional Termination Date and (2) the Weighted Average Adjusted Net Mortgage Rate,

                  (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

                  (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

         In addition, on each Distribution Date on or prior to the Class A-1 Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

                  (a) the Pass-Through Rate of the Class A-1 Certificates for that Distribution Date,

                  (b) a notional amount equal to the lesser of (1) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) and

                  (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

         If, on any Distribution Date, a Net Swap Payment is payable from the Swap Counterparty to the swap trustee with respect to the Class A-1 Swap Contract, such amount will first be reduced (but not below zero) by any distribution to the Class A-1 Certificates pursuant to priority (1) set forth below under "-- Distributions From the Certificate Swap Account."

         Certificate Swap Contract

         On each Distribution Date on or prior to the Distribution Date in April 2011 (the "CERTIFICATE SWAP CONTRACT TERMINATION DATE "), the swap trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

                  (a) a fixed rate of 5.31% per annum,

                  (b) 250,

                  (c) the Certificate Swap Contract Notional Balance for that Distribution Date and

                  (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

         In addition, on the business day preceding each Distribution Date on or prior to the Certificate Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

                  (a) One-Month LIBOR (as determined by the Swap Counterparty),

                  (b) 250,

                  (c) the Certificate Swap Contract Notional Balance for that Distribution Date and

                  (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

         The "CERTIFICATE SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table (the "SWAP TABLE").


MONTH OF              CERTIFICATE SWAP CONTRACT            MONTH OF              CERTIFICATE SWAP CONTRACT
DISTRIBUTION DATE         NOTIONAL BALANCE ($)             DISTRIBUTION DATE         NOTIONAL BALANCE ($)
-----------------         --------------------             -----------------         --------------------
July 2006......            4,930,705.41                    March 2009.....            1,897,630.94
August 2006....            4,785,795.48                    April 2009.....            1,841,821.38
September 2006.            4,645,141.51                    May 2009.......            1,717,699.66
October 2006...            4,508,618.57                    June 2009......            1,667,192.48
November 2006..            4,376,105.40                    July 2009......            1,618,169.27
December 2006..            4,247,484.29                    August 2009....            1,570,586.46
January 2007...            4,122,640.98                    September 2009.            1,524,401.75
February 2007..            4,001,464.59                    October 2009...            1,479,574.09
March 2007.....            3,883,847.46                    November 2009..            1,436,063.63
April 2007.....            3,769,685.11                    December 2009..            1,393,831.69
May 2007.......            3,658,876.12                    January 2010...            1,352,840.72
June 2007......            3,551,322.04                    February 2010..            1,313,054.29
July 2007......            3,446,927.32                    March 2010.....            1,274,437.01
August 2007....            3,345,599.21                    April 2010.....            1,236,954.56
September 2007.            3,247,247.67                    May 2010.......            1,200,573.61
October 2007...            3,151,785.33                    June 2010......            1,165,261.81
November 2007..            3,059,127.34                    July 2010......            1,130,987.77
December 2007..            2,969,191.39                    August 2010....            1,097,720.99
January 2008...            2,881,897.54                    September 2010.            1,065,431.91
February 2008..            2,797,168.24                    October 2010...            1,034,091.80
March 2008.....            2,714,928.17                    November 2010..            1,003,672.80
April 2008.....            2,635,104.26                    December 2010..              974,147.85
May 2008.......            2,557,625.56                    January 2011...              945,490.69
June 2008......            2,482,423.21                    February 2011..              917,675.84
July 2008......            2,409,430.38                    March 2011.....              890,678.55
August 2008....            2,338,582.18                    April 2011.....              864,474.80
September 2008.            2,269,815.64                    May 2011 and
October 2008...            2,203,069.64                    thereafter.....              0.00
November 2008..            2,138,284.84
December 2008..            2,075,403.65
January 2009...            2,014,370.18
February 2009..            1,955,130.17


         Net Swap Payments; Application of Net Swap Payments

         With respect to each of the Class A-1 Swap Contract and the Certificate Swap Contract, the swap trustee or the Swap Counterparty, as the case may be, will only be required to make a "NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding subsections over the payment that it is entitled to receive from that other party as also described in the two preceding subsections. Under both the Class A-1 Swap Contract and the Certificate Swap Contract, any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

         In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Class A-1 Swap Account or the Certificate Swap Account, as applicable.

         In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date and swap contract, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause
(8) under "-- Overcollateralization Provisions" above and deposit such amount in the Class A-1 Swap Account or the Certificate Swap Account, as applicable.

         In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Class A-1 Swap Contract, the swap trustee will deposit such payment into the Class A-1 Swap Account. The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the Class A-1 Certificates to pay Current Interest, Interest Carry Forward Amounts and Net Rate Carryover to the Class A-1 Certificates. Any portion of any Net Swap Payment not withdrawn by the swap trustee from the Class A-1 Swap Account for distribution to the Class A-1 Certificates with respect to any Distribution Date will remain in the Class A-1 Swap Account for distribution to the holders of the Class A-1 Certificates on future Distribution Dates for the purposes described in this paragraph.

         In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Certificate Swap Contract, the swap trustee will deposit such payment into the Certificate Swap Account. The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date, as well as (d) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date and (y) the aggregate amount of Realized Losses allocated to the certificates. Any portion of any Net Swap Payment not withdrawn by the swap trustee from the Certificate Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Certificate Swap Account for distribution to the LIBOR certificateholders on future Distribution Dates for the purposes described in this paragraph.

         Distributions From the Certificate Swap Account

         On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the swap trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                  (1) concurrently, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, any remaining unpaid Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

                  (2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to any remaining unpaid Current Interest and Interest Carry Forward Amount for such class;

                  (3) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the lesser of (x) the amount of any remaining Overcollateralization Deficiency Amount and (y) the aggregate amount of Realized Losses allocated to the certificates;

                  (4) to the Senior Certificates, in the following priority:

                           (A) concurrently, to the Class A-1 and Class A-2
                  Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount for each class; and

                           (B) to the Class A-3 Certificates in an amount equal
                  to the Unpaid Realized Loss Amount for that class;

                   (5) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

                  (6) concurrently, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover; and

                  (7) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class.

         Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (3), (4) and (5) above shall not, on any Distribution Date, exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

         Following the distributions of amounts in the Certificate Swap Account pursuant to the priorities set forth above, the swap trustee will distribute any remaining amount on deposit in the Certificate Swap Account to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under either the Class A-1 Swap Contract or the Certificate Swap Contract due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

         Early Termination of the Swap Contracts; Swap Termination Payments

         The Class A-1 Swap Contract and Certificate Swap Contract will each be subject to early termination upon an event of default or a termination event under the related swap contract. Events of default under both swap contracts include, among other things:

         o failure to make a payment due under the related swap contract, three business days after notice of such failure is received,

         o  certain insolvency or bankruptcy events, and

         o a merger by the Swap Counterparty without an assumption of its obligations under the related swap contract.

         Termination events under both swap contracts include, among other things:

         o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the related swap contract or guaranty, as applicable),

         o a tax event (which generally relates to either party to the related swap contract receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

         o a tax event upon merger (which generally relates to either party receiving a payment under the related swap contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

         In addition to the termination events specified above, each of the Class A-1 Swap Contract and Certificate Swap Contract will be subject to Additional Termination Events (as defined in the ISDA Master Agreement). These Additional Termination Events will occur under both swap contracts if:

         o there is an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty that is made without the prior written consent of the Swap Counterparty;

         o the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "SWAP COUNTERPARTY RATING DOWNGRADE") as specified in the related Swap Contract and the Swap Counterparty does not take certain action as specified in the related Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the swap trustee on terms substantially similar to the related Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty's obligations under the related Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the swap trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency; or

         o the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and
            Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in each Swap Contract, and the Swap Counterparty fails to transfer the related Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

         "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under a Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under a Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

         A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the swap trustee or the Swap Counterparty pursuant to the related Swap Contract as a result of an early termination of a Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Class A-1 Swap or the Certificate Swap Contract, that Swap Termination Payment will be deposited in the Class A-1 Swap Account or the Certificate Swap Account, as applicable, and distributed to the holders of the related classes of certificates covered by the Swap Contract on future Distribution Dates to pay amounts as discussed above under "--Net Swap Payments; Application of Net Swap Payments and Distributions From the Certificate Swap Account."

         Additional Matters Regarding the Swap Contracts

         The certificates do not represent an obligation of the Swap Counterparty or the swap trustee. The holders of the certificates are not parties to or beneficiaries under either of the Class A-1 Swap Contract or the Certificate Swap Contract and will not have any right to proceed directly against the Swap Counterparty or the swap trustee in respect of their obligations under either of the Class A-1 Swap Contract or the Certificate Swap Contract.

         Both the Class A-1 Swap Contract and Certificate Swap Contract will be filed with the SEC as exhibits to a Current Report on Form 8-K after the closing date.

DETERMINATION OF LIBOR

         The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR CERTIFICATES").

         LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR, LIBOR for the initial LIBOR Determination Date will be 5.0813%.

CARRYOVER RESERVE FUND

         The Pooling and Servicing Agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under "--Overcollateralization Provisions" above.

APPLIED REALIZED LOSS AMOUNTS

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of that excess will be allocated to reduce the Class Certificate Balances of Senior Certificates, first, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero, and second to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

         Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.